POWER OF ATTORNEY              Exhibit 24

Know all by these presents, that the undersigned
hereby constitutes and appoints Chad W. Coulter the undersigned's true and lawful attorney-in-fact to:
(1)  execute for and on behalf of the undersigned any
required Forms 3, 4 and 5 (or any analogous form), including amendments, relating to the undersigned's transactions in the securities of Delphi Financial Group, Inc. (the "Company") in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;
(2)  do and perform any and all acts for and on
behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4 and 5 (or any analogous form) and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority, including but not limited to the making of such filings and registrations for and on the undersigned's behalf as may be necessary to enable such filings to be made electronically through the Securities and Exchange Commission's EDGAR system; and
(3)  take any other action of any type whatsoever in
connection with the foregoing which, in the judgment of such attorney-in-fact, may be in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
The undersigned hereby grants to such attorney-in-
fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.
This Power of Attorney shall remain in full force and
effect until revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this
Power of Attorney to be executed as of this 29th day of July,
2005.
/s/ JAMES M. LITVACK
James M. Litvack